VeriSign Public Certification Services

Subscriber Agreement

YOU MUST READ THIS SUBSCRIBER AGREEMENT BEFORE APPLYING FOR, ACCEPTING, OR USING A DIGITAL ID SM/CEERTIFICATE. IF YOU DO NOT AGREE TO THE TERMS OF THIS SUBSCRIBER AGREEMENT, DO NOT APPLY FOR, ACCEPT, OR USE THE DIGITAL ID (CERTIFICATE).

THIS SUBSCRIBER AGREEMENT will become effective on the date you submit the certificate application to the designated issuing authority (IA). By submitting this Subscriber Agreement (and certificate application) you are requesting that the IA issue a Digital ID (certificate) to you and are expressing your agreement to the terms of this Subscriber Agreement. VeriSign's Public Certification Services are governed by VeriSign's Certification Practice Statement (the "CPS") as amended from time to time, which is incorporated by reference into this Subscriber Agreement. The CPA is published on the Internet in VeriSign's repository at https://www.verisign.com/repository and ftp://ftp.verisign.com/repository/CPS and is available via CPS-requests@verisign.com.

Amendments to the CPS are also posted in VeriSign's repository at https://www.verisign.com/repository/updates.

YOU AGREE TO USE THE DIGITAL ID (CERTIFICATE) AND ANY RELATED IA SERVICES ONLY IN ACCORDANCE WITH THE CPS.

NETSURE SM NOTICE: THE NETSURE SM CERTIFICATES ISSUED UNDER THIS AGREEMENT AND OTHER AGREEMENTS AND THEIR EFFECTIVE DATES UNDER THE NETSURE SM PROTECTION PLAN ("PLAN") ARE LISTED AT https://www.verisign.com/repository/nscerts.html.

EFFECTIVE MAY 30, 1997, IF YOU OBTAINED A NETSURE SM CERTIFICATE. THE PLAN PROVIDES YOU WITH CERTAIN LIMITED WARRANTIES, DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND LIMITS LIABILITY. FOR INFORMATION ON THE PLAN, SEE https://www.verisign.com/repository/netsure. OTHERWISE, THE IA PROVIDES LIMITED WARRANTIES, DISCLAIMS ALL OTHER WARRANTIES, INCLUDING

WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, LIMITS LIABILITY, AND EXCLUDES ALL LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, AND PUNITIVE DAMAGES AS STATED IN THE CPS. SEE THE CPS FOR IMPORTANT DETAILS. YOU DEMONSTRATE YOUR KNOWLEDGE AND ACCEPTANCE OF THE TERMS OF THIS SUBSCRIBER AGREEMENT BY EITHER (I) SUBMITTING AN APPLICATION FOR A DIGITAL ID (CERTIFICATE) TO VERISIGN, OR (II) USING THE DIGITAL ID (CERTIFICATE), WHICHEVER OCCURS FIRST.